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                                                                    Exhibit 23.1
                                               Tiffany & Co. Report on Form 10-K
                                                                Fiscal Year 1998

                       Consent of Independent Accountants

We consent to the incorporation by reference in the registration statement of Tiffany & Co. on Form S-8 of our report, dated March 2, 1999, on our audits of the consolidated financial statements and financial statement schedule of Tiffany & Co. and Subsidiaries as of January 31, 1999 and 1998 and for each of the three years in the period ended January 31, 1999, which report is incorporated by reference in the Company's Annual Report on Form 10-K.

                                        /s/ PricewaterhouseCoopers LLP

New York, New York
April 8, 1999